SHATSWELL, MacLEOD & COMPANY, P.C.
                        CERTIFIED PUBLIC ACCOUNTANTS

                               83 PINE STREET
                   WEST PEABODY, MASSACHUSETTS 01960-3635
                               (508) 535-0206

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in this Annual Report on Form 10-KSB of Slade's Ferry Bancorp (formerly known as Weetamoe Bancorp) of our report dated January 14, 1997.


                                       /s/ Shatswell, MacLeod & Company LLP
                                           Shatswell, MacLeod & Company LLP

West Peabody, Massachusetts
March 31, 1997